Exhibit 99.1

Contact:

Charles L. Dunlap, CEO

Frederick W. Boutin, CFO

Gregory J. Pound, COO

303-626-8200

TRANSMONTAIGNE PARTNERS L.P. ANNOUNCES
PUBLIC OFFERING OF COMMON UNITS

Thursday, July 18, 2013	Immediate Release

Denver, Colorado—TransMontaigne Partners L.P. (NYSE:TLP) today announced the commencement of an underwritten public offering of 1,450,000 common units representing limited partner interests of the Partnership. The Partnership will also grant the underwriters a 30-day option to purchase up to 217,500 additional common units.  TransMontaigne GP L.L.C., the general partner of the Partnership, is expected to make a proportionate cash contribution to maintain its 2.0% general partner interest in the Partnership.

The Partnership intends to use the net proceeds from the offering, including any net proceeds from the underwriters’ exercise of their option, to repay indebtedness outstanding under its senior secured credit facility and to fund a portion of its proportionate share of the construction cost of Battleground Oil Specialty Terminal Company LLC, its joint venture with Kinder Morgan Energy Partners, L.P.

Morgan Stanley, BofA Merrill Lynch, Citigroup and Wells Fargo Securities will act as joint book-running managers for the offering.

When available, copies of the preliminary prospectus supplement, prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters of the offering as follows:

Morgan Stanley
180 Varick Street, 2nd Floor

New York, NY 10014

Attention: Prospectus Department

Phone: (866) 718-1649

Email: prospectus@morganstanley.com

BofA Merrill Lynch
222 Broadway

New York, NY 10038

Attention: Prospectus Department

Email: dg.prospectus_requests@baml.com

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Phone: (800) 831-9146

Email: batprospectsdept@citi.com

Wells Fargo Securities

375 Park Avenue

New York, NY 10152

Attention: Equity Syndicate Department

Phone: (800) 326-5897

Email: cmclientsupport@wellsfargo.com

The common units will be offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About TransMontaigne Partners L.P.

TransMontaigne Partners L.P. (NYSE:TLP) is a terminaling and transportation company with operations primarily in the United States along the Gulf Coast, in the Midwest, in Houston and Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Southeast. The Partnership provides integrated terminaling, storage, transportation and related services for customers engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. The Partnership does not purchase or market products that it handles or transports.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements. Although the Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. A number of factors could cause actual results to differ materially from the Partnership’s expectations and adversely affect its business and results of operations, including the Partnership’s ability to close successfully on the common units offering and to use the net proceeds as indicated in this press release.  See “Item 1A. Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 12, 2013, and other public filings and press releases. Except as required by law, the Partnership undertakes no obligation to publicly update or revise any forward-looking statements.